AMENDMENT TO
CUSTODY AGREEMENT

 This AMENDMENT (“Amendment”) is made and entered into, as of the latest date on the signature page hereto (the “Effective Date”), by and between Franklin Templeton ETF Trust, Franklin ETF Trust and Legg Mason ETF Investment Trust, on behalf of their respective series listed on Appendix I (each a “Customer”) and THE BANK OF NEW YORK MELLON (“BNY”). BNY and Customer are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, Customer and BNY have entered into a Custody Agreement dated as of June 6, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, Customer and BNY desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1. Appendix I of the Agreement is hereby amended to reflect the addition of the following entities:

TEMPLETON INTERNATIONAL INSIGHTS ETF

PUTNAM INTERNATIONAL STOCK ETF

2. Appendix I to the Agreement is hereby amended and restated in its entirety and replaced with the Amended Appendix I attached hereto, which has been revised to incorporate the above referenced changes.

3. As hereby amended and supplemented, the Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control. From and after the Effective Date, any reference to the Agreement shall be a reference to the Agreement as amended hereby. Capitalized terms not specifically defined herein will have the same meaning ascribed to them under the Agreement.

4. This Amendment constitutes the sole and entire agreement among the Parties with respect to the matters dealt with herein, and merges, integrates and supersedes all prior and contemporaneous discussions, agreements and understandings between the Parties, whether oral or written, with respect to such matters.

5. This Amendment may be executed in any number of counterparts, either manually or by Electronic Signature, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. Executed counterparts may be delivered by facsimile or email. “Electronic Signature” means an image, representation or symbol inserted into an electronic copy of the Amendment by electronic, digital or other technological methods.

6. The governing law provision of the Agreement shall be the governing law provision of this Amendment.

7. Each of the Parties represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such Party or Parties to this Amendment, including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

8. Each of the Parties represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such Party or Parties to this Amendment, including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms. Each of Franklin Templeton ETF Trust, Franklin ETF Trust or Legg Mason ETF Investment Trust in its individual capacity represents and warrants that it has the authority to act on behalf of and bind each of its respective series listed on Appendix I to the terms of this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

THE BANK OF NEW YORK MELLON FRANKLIN TEMPLETON ETF TRUST

FRANKLIN ETF TRUST

LEGG MASON ETF INVESTMENT TRUST

ON BEHALF OF THEIR RESPECTIVE SERIES LISTED ON APPENDIX I

By: /s/Danielle Adamson_________________	By: _/s/Chris Kings_____________________
Name: Danielle Adamson _______________	Name: Chris Kings____________________
Title: _Director_________________________	Title: Officer-CEO Finance & Administration_
Date: __10/06/2025_____________________	Date: 10/03/2025_____________________